UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Awards Under Fiscal 2021 Senior Management Equity Incentive Program

On August 13, 2021, the Compensation Committee of the Board of Directors of Charles & Colvard, Ltd. (the “Company”) reviewed corporate performance for fiscal 2021 and determined the achievement levels of the performance goals under the Charles & Colvard, Ltd. Fiscal 2021 Senior Management Equity Incentive Program (the “2021 Incentive Program”). As a result of the executive team’s level of performance measured against the Company and individual performance goals set forth in the 2021 Incentive Program, the Compensation Committee exercised its discretion, as permitted by the 2021 Incentive Program, to modify the cash portion of the award payable to (i) Don O’Connell, the Company’s President and Chief Executive Officer, by increasing it from $48,098 to $175,959 and (ii) Clint J. Pete, the Company’s Chief Financial Officer, by increasing it from $24,049 to $87,980. The 2021 Incentive Program was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

August 17, 2021	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer